UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2014

FIRST SOUTH BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	0-22219	56-1999749
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1311 Carolina Avenue, Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

(252) 946-4178

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the "Annual Meeting") of First South Bancorp, Inc. (the “Company”) was held Thursday, May 22, 2014 at 11:00 a.m. eastern time, at the main office of First South Bank (the "Bank") located at 1311 Carolina Avenue, Washington, North Carolina.

The stockholders eligible to vote at the Annual Meeting were those stockholders of record as of April 2, 2014. A certified list of stockholders eligible to vote at the Annual Meeting indicated there were 9,651,883 votes entitled to be cast at the Annual Meeting, of which 3,217,294 votes represents a quorum. A total of 8,161,313 votes, representing 84.6% of the votes eligible to be cast, were present in person or by proxy at the Annual Meeting, constituting a quorum.

The purpose of the Annual Meeting was for considering and acting upon the following three matters: the election of two directors of the Company to serve three-year terms; to ratify the appointment of Turlington and Company, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014; and the approval of a non-binding advisory vote on executive compensation.

The following is the results of the voting for each the four matters presented:

1.	The election of two directors:

			Broker
	For	Withheld	Non-Vote
Charles E. Parker, Jr.
Number of votes	4,684,340	539,672	2,937,301
Percent of votes cast	89.7%	10.3%

Marshall T. Singleton
Number of votes	5,004,015	219,997	2,937,301
Percent of votes cast	95.8%	4.2%

2.	The ratification of appointment of Turlington and Company, LLP as Independent Registered Public Accounting Firm:

	For	Against	Abstain
Number of votes cast	8,102,116	14,991	44,206
Percent of votes cast	99.8%	0.2%

3.	The approval of a non-binding advisory vote on executive compensation:

				Broker
	For	Against	Abstain	Non-Vote
Number of votes cast	4,228,429	554,890	440,692	2,937,302
Percent of votes cast	88.4%	11.6%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

First South Bancorp, Inc.
(Registrant)

Date: May 22, 2014	By: /s/ William L. Wall
William L. Wall
Senior Vice President and Secretary